UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2013

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results Of Operations And Financial Condition.

On April 24, 2013, NuStar GP Holdings, LLC, a Delaware limited liability company, issued a press release announcing financial results for the quarter ended March 31, 2013. A copy of the press release announcing the financial results is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by NuStar GP Holdings, LLC under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

NON-GAAP FINANCIAL MEASURES

The press release announcing the earnings discloses certain financial measures, EBITDA, distributable cash flow, and distributable cash flow per unit, that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company’s assets and the cash that the business is generating. None of EBITDA, distributable cash flow or distributable cash flow per unit is intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Item 9.01                                           Financial Statements and Exhibits.

d)                                     Exhibits.

Exhibit Number	EXHIBIT
Exhibit 99.1	Press Release dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: April 24, 2013	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 99.1	Press Release dated April 24, 2013.